EXHIBIT (g)(5)

THE REGISTRANT HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN TERMS IN THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE MARKED WITH AN ASTERISK [*] AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

11026-00-01

AMENDMENT

to the

AUTOMATIC/FACULTATIVE YRT REINSURANCE AGREEMENT

Effective September 1, 2008

between

FARMERS NEW WORLD LIFE INSURANCE COMPANY

Mercer Island, Washington

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment is effective September 1, 2008

I.	REVISION TO THE FIRST YEAR FLAT EXTRA EXPENSE ALLOWANCE PERCENTAGE OF EXHIBIT D – REINSURANCE PREMIUMS, ITEM D.5, FLAT EXTRAS

As of the effective date of this Amendment, Schedule D, Item D.5 of the Agreement is hereby amended and replaced in its entirety with the following:

D.5 FLAT EXTRAS

The total premium remitted to the Reinsurer will include the flat extra premium. The Reinsurer shall pay an expense allowance as a percentage of the flat extra premium as shown below.

Type of Flat Extra Premium	First Year		Renewal
Temporary (1-5 Years)	[	*]%	[	*]%
Permanent (6 Years & Greater)	[	*]%	[	*]%

II.

The Ceding Company and Reinsurer hereby acknowledge that this Amendment represents an exception predicated on the fact that the volume of reinsurance premium submitted to the Agreement subject to the first year temporary flat extra expense allowance percentage has been minimal, and is expected to remain so in the future. Furthermore, the Ceding Company hereby agrees that the provisions of this Amendment are subject to change in the event that such premium increases to the point where it is no longer minimal. For purposes of this Amendment, the volume of reinsurance premium associated with up to ten (10) policies per year issued with temporary flat extra premiums shall be deemed to be minimal. If the number of policies associated with a temporary flat extra premium exceeds ten (10) policies issued in any year, the Reinsurer may initiate a good faith discussion with the Ceding Company concerning an appropriate adjustment to the expense allowances on new business based upon the facts and circumstances then existing.

III.	All provisions of the Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

FARMERS NEW WORLD LIFE INSURANCE COMPANY	RGA REINSURANCE COMPANY

By:	/s/ Katherine P. Cody	By:	/s/ Larry J. Shorey

(Signature)	(Signature)

Title: Senior Vice President, Chief Financial Officer	Title:	Vice President

Date:	3/6/2011	Date:	1/27/2011

Location:	Mercer Island, Washington	Location:	Chesterfield, Missouri

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